UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☐

Filed by a party other than the Registrant   ☒

Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☒   Definitive Additional Materials
☐   Soliciting Material under § 240.14a-12

Amarin Corporation plc
(Name of Registrant as Specified In Its Charter)

Sarissa Capital Catapult Fund LLC
Sarissa Capital Hawkeye Fund LP
ISP Fund LP
Sarissa Capital Offshore Master Fund LP
Sarissa Capital Master Fund II LP
Sarissa Capital Athena Fund Ltd
Atom Master Fund LP
Sarissa Capital Fund GP LP
Sarissa Capital Fund GP LLC
Sarissa Capital Offshore Fund GP LLC
Sarissa Capital Management GP LLC
Sarissa Capital Management LP
Alexander J. Denner, Ph.D.
Patrice Bonfiglio
Paul Cohen, M.D.
Mark DiPaolo
Keith L. Horn
Odysseas Kostas, M.D.
Louis Sterling III
Diane E. Sullivan

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒   No fee required
☐   Fee paid previously with preliminary materials
☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This filing contains a press release issued on February 17, 2023 by Sarissa Capital. This filing also contains materials posted by Sarissa Capital to www.freeamarin.com in connection with the press release.

SARISSA CAPITAL URGES AMARIN SHAREHOLDERS TO VOTE FOR CHANGE AND REMAKE AMARIN FOR SHAREHOLDERS

Amarin Deludes Shareholders by Presenting an Alternative Reality Where the Truth Does Not Matter

Sarissa Believes that Shareholders Have Suffered Long Enough from the Nightmare under the Current Regime and Should Vote “FOR” Change at Amarin

Greenwich, CT, February 17, 2023 – Sarissa Capital Management LP (“Sarissa”) today issued a presentation detailing the dire need for change at Amarin Corporation plc (NASDAQ: AMRN) accessible at the link below:

Presentation: https://freeamarin.com/wp-content/pdfs/vote-for-change.pdf

Amarin shareholders face an important decision at our upcoming shareholder meeting. Amarin has a uniquely valuable asset in Vascepa/Vazkepa, a drug that can meaningfully reduce cardiovascular events in patients and save significant resources for health systems worldwide. The value of Vascepa, however, continues to be wasted by the company due to its mismanagement and poor capital allocation decisions. We cannot afford to allow the current regime to destroy further shareholder value. Our slate, including Sarissa candidates that helped turn around The Medicines Company until its ultimate sale for nearly $10 billion, has the qualifications and the experience to help guide Amarin through this critical period.

We urge all shareholders to vote “FOR” the Sarissa Nominees and “FOR” the removal of Chairman Per Wold-Olsen on or prior to the deadline on Tuesday, February 21, 2023.

You can vote on the blue proxy card or the white proxy card but if you want to fully support Sarissa, you must make sure that all “FOR” boxes are marked on your proxy card (blue or white) before you submit it.

If you have any questions on how to vote, we recommend that you contact Sarissa’s proxy solicitor, D.F. King, by calling (800) 331-7024 or emailing AMRN@dfking.com.

Visit our website at www.freeamarin.com for helpful information about Sarissa and the need for change at Amarin.

IF YOU ALREADY VOTED “FOR” ALL PROPOSALS AND SUBMITTED YOUR BLUE PROXY CARD, THERE IS NOTHING ELSE YOU NEED TO DO TO SUPPORT SARISSA’S NOMINEES. YOU DO NOT NEED TO VOTE AGAIN.

The General Meeting of Amarin shareholders is scheduled for February 28, 2023, BUT TO MAKE SURE YOUR VOTE COUNTS, SUBMIT YOUR VOTE ON OR BEFORE TUESDAY, FEBRUARY 21, 2023.

Additional Information

Sarissa Capital Management LP (“Sarissa Capital”), together with other participants, filed a definitive proxy statement and an accompanying blue proxy card with the SEC on January 31, 2023, in connection with the solicitation of shareholders of Amarin Corporation plc (the “Company”) at the general meeting of the Company for the election of Sarissa Capital’s slate of highly-qualified nominees (the “General Meeting”). Shareholders are advised to read the definitive proxy statement and other relevant documents related to the General Meeting as they contain important information.

The definitive proxy statement and other relevant documents are available at no charge on the SEC’s website at www.sec.gov and at www.freeamarin.com. The definitive proxy statement and other relevant documents are also available at no charge by directing a request to Sarissa Capital’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 (Shareholders can call toll-free: (800) 331-7024).

Contact:	Jean Puong
Sarissa Capital Management LP
info@sarissacap.com

#FreeAmarin

 VOTE FOR CHANGE AT AMARIN Vote “FOR” the election of Sarissa nominees Vote “FOR” the removal of Chairman Per Wold-Olsen IF YOU ALREADY VOTED “FOR” ALL PROPOSALS AND SUBMITTED YOUR BLUE PROXY CARD, THERE IS NOTHING ELSE YOU NEED TO DO TO SUPPORT SARISSA. YOU DO NOT NEED TO VOTE AGAIN.We urge all shareholders to vote “FOR” the Sarissa Nominees and “FOR” the removal of Chairman Per Wold-Olsen on or prior to the deadline on Tuesday, February 21, 2023.If you have any questions on how to vote, we recommend that you contact Sarissa’s proxy solicitor, D.F. King, by calling (800) 331-7024 or emailing AMRN@dfking.com.   2  For additional information, please visit  https://www.freeamarin.com

 Amarin deludes shareholders by presenting an alternative reality where the truth does not matter  3  We attempted to put all of Amarin’s misstatements together for you, but we couldn’t fit them all on one slide

But Amarin shareholders know the truth as they have been living the Amarin nightmare every day

Crippling Stock Price


-92% Total Return!*
$30
$25
$20
$15
$10
$5
$0
Jan-18
Jul-18
Feb-19
Aug-19
Mar-20
Sep-20
Apr-21
Nov-21
May-22
Dec-22

Continued Operational Blunders

- Reactive vs proactive: 6 month delayed response to cutting US expenses after an expected third generic entered and disrupted the US market
- European launch behind schedule
- Failure to obtain German reimbursement



Lack of Accountability

- Management touts their success despite destruction of shareholder value
- Management exaggerates performance by shifting operational goalposts
- Management and director compensation uncorrelated to poor performance

Disregarding Shareholders Voices

- No shareholder representatives on the board
- Dismissive of retail shareholder base and votes at the prior annual meeting
- Attempts to disenfranchise shareholders at the upcoming general meeting

*Total return calculated between Dec 13, 2019 (date of FDA label expansion for Vascepa) and Feb 15, 2023

SARISSA CAPITAL MANAGEMENT LP

4

“New Amarin” took 6 months to announce cost reduction plan after US market upended by expected 3rd generic entrant in Jan. 2022  destroying shareholder capital  5  January 2022:  3rd generic entrant  June 2022:  “Comprehensive Cost Reduction Plan”  6 months!  Amarin appears to have an excuse for everything (a complete lack of accountability), but there is no excuse able to paper over this costly, dismal failure

 Amarin failed its German launch and still attempts to push blame off itself  6  …Is NOT What Experienced Biopharma Leaders Say:   Novartis CEO Vas Narasimhan on February 1st, 2023:   “…Germany has had some headwinds. But overall, the German environment, we’d say, is relatively positive and workable… I think Germany remains [a] most attractive market.”  What Amarin Leadership Says about Germany…  Amarin blames everything (COVID, geopolitics, austerity measures, etc.) but itself on the failed Vazkepa German launch:  “There are actually companies that have oncology products that they're saying today, there is no need to try to negotiate with the Germans because they are so unreasonable. And all I wanted to say was the dilemma that we're struggling with related to Germany is not unique to Amarin.”  Chairman Per Wold-Olsen,  February 2023  Compare the difference in “reality” between recent comments on Germany by Amarin and global biopharmaceutical company Novartis  Source: Amarin Webcast and Earnings Calls, Novartis Earnings Calls

 After spending >$1 billion* since the first US generic launched in late 2020, Amarin’s stock is down almost ~$1 billion†  7  *Company expenditures calculated as major cash spend (includes OpEx and inventory build) since 4Q20  †Market cap calculated from November 5, 2020, to February 16, 2023  Amarin Quarterly Financial Reports

 Amarin shifted its 2022 goalposts and embellished its record in order to disingenuously claim success   8  “We have delivered this year on every objective that we’ve had in a consistent way.”  -CEO Mikhail, February 2023  Achieving only 5 of 6 promised EU launches  Failing to obtain German reimbursement  No China Vascepa approval despite years of promises  Touting Puerto Rico as an “International Launch”  Switching country objectives to hide lack of progress  Slow to cut costs after anticipated generic launch markedly disrupted market  Weakened cash coffers  Stock equity plummets >$840M in equity value  *Market cap change calculated from 12/31/2021 to 12/30/2022

 Amarin spending >$7 million of shareholder money to keep its largest shareholder off the board  9  Sources: Amarin and Sarissa Definitive Proxies filed January 31, 2023  Amarin Board and Management Webcast February 14, 2023  Amarin DEFC14A (1/31/2023)  Sarissa DEFC14A (1/31/2023)  Sarissa  Amarin  Spent to date  $250,000  $4,315,000  Total expected spend  $1,250,000  $7,350,000  Money being spent  Own  Shareholders’  Amarin board claimed that spending >$7 M for this campaign was necessary given the “diffuse shareholder base.” Conversely, Sarissa has spent approximately $1 M and has effectively communicated with shareholders. Either Amarin does not know how to spend money efficiently or does not care about shareholders’ money

 Even with stock trading down to ~$1/share, directors did not meaningfully purchase shares  10  February 2023 Webcast Q&A Where Directors Danced Around the Question  Director Adam Berger’s Answer: “Stock and options are a critical portion of the compensation for directors…we all have very meaningful equity participation.”   Translation: “Why have skin in the game when we don’t need to? The excessive compensation (paid by shareholders) that we directors grant ourselves allows us to make money regardless. We make money when the stock goes up and simply make less money when the stock goes down. Heads we win, tails shareholders lose (and we never lose).”  Question: “Why haven’t Amarin Board members purchased stock…if there is such strong confidence in the company?”

 Amarin has too many governance red flags to count  Refusal to add shareholder representatives to board despite:  Shareholder vote of no-confidence  Largest shareholder with track record of value creation in cardiovascular space  Company’s abysmal performance  Dismissive of shareholder base  Refusal to solicit input on board refreshment from largest shareholder  Amarin directors have made no meaningful purchases of shares  Process run by Chairman according to directors  Management compensation uncorrelated to performance  Lack of accountability  11  Poor governance reinforces the need for shareholder representation on the board

 Amarin has employed a number of tactics to mislead and disenfranchise shareholders  12

 Most recently, Sarissa discovered that Amarin’s registrar had not been instructed to accept blue proxy cards even though legally required to do so  13  We believe this is another attempt by Amarin to entrench themselves and disenfranchise shareholders. Fortunately for shareholders, Sarissa had this problem rectified

 Sarissa’s candidates will ensure that the board is aligned with shareholders to maximize value of Amarin  14  Sarissa Director Candidates  Amarin’s Current Board  Significant shareholders of Amarin and aligned with owners  Demonstrated history of turning around troubled companies  Successful negotiation of population health programs with national payors  Candidates who are accountable and own their results

 VOTE FOR CHANGE AT AMARIN Vote “FOR” the election of Sarissa nominees Vote “FOR” the removal of Chairman Per Wold-Olsen IF YOU ALREADY VOTED “FOR” ALL PROPOSALS AND SUBMITTED YOUR BLUE PROXY CARD, THERE IS NOTHING ELSE YOU NEED TO DO TO SUPPORT SARISSA. YOU DO NOT NEED TO VOTE AGAIN.We urge all shareholders to vote “FOR” the Sarissa Nominees and “FOR” the removal of Chairman Per Wold-Olsen on or prior to the deadline on Tuesday, February 21, 2023.If you have any questions on how to vote, we recommend that you contact Sarissa’s proxy solicitor, D.F. King, by calling (800) 331-7024 or emailing AMRN@dfking.com.   15  For additional information, please visit  https://www.freeamarin.com

 Disclosures  GENERAL CONSIDERATIONS  This presentation is for general information purposes only, is not complete and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise).   The views expressed in this presentation represent the opinions of Sarissa Capital Management LP and certain of its affiliates (collectively, “Sarissa”), which beneficially own shares of Amarin Corporation plc (the “Company”) and are based on publicly available information with respect to the Company. Sarissa recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Sarissa’s conclusions.   Sarissa has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Sarissa does not endorse third-party estimates or research that are used in this presentation solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or any other regulatory agency or from any third party, is accurate. Past performance is not an indication of future results.  Certain financial information and data used herein have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third party reports. Neither Sarissa nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. The figures presented herein may not have been calculated using generally accepted account principles (“GAAP”) or international financial reporting standards (“IFRS”) or audited by independent accountants. Such figures may vary from GAAP and IFRS accounting in material respects, and there can be no assurance that the unrealized values reflected herein will be realized. Further, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Sarissa herein are based on assumptions that Sarissa believes to be reasonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material, or that any of the assumptions provided in this presentation are accurate. This presentation does not recommend the purchase or sale of any security.  Sarissa disclaims any obligation to update the data, information or opinions contained in this presentation.  16

 Disclosures  NOT AN OFFER TO SELL OR BUY  Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This presentation does not recommend the purchase or sale of any security and should not be construed as legal, tax, investment or financial advice or advice on the merits of any investment decision. Sarissa currently beneficially owns shares of the Company. Sarissa is in the business of buying and selling securities and intends to continue trading in the securities of the Company. It is possible that there will be developments in the future that cause Sarissa from time to time to sell all or a portion of its holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares, regardless of the views expressed in this presentation. Sarissa reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, and to change its intentions with respect to investments in the Company at any time as it deems appropriate, and disclaims any obligation to notify the market or any other party of any such changes, except as required by law.  CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS  This presentation contains forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of this presentation and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Sarissa. Although Sarissa believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Except to the extent required by applicable law, Sarissa will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.  17

 Disclosures  CONCERNING INTELLECTUAL PROPERTY  All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and Sarissa’s use herein does not imply an affiliation with or endorsement by the owners of these service marks, trademarks and trade names.  ADDITIONAL INFORMATION  Sarissa Capital Management LP (“Sarissa Capital”), together with other participants, filed a definitive proxy statement and an accompanying blue proxy card with the SEC on January 31, 2023, in connection with the solicitation of shareholders of the Company at the general meeting of the Company for the election of Sarissa’s slate of highly-qualified nominees (the “General Meeting”). Shareholders are advised to read the definitive proxy statement and other relevant documents related to the General Meeting as they contain important information.  The definitive proxy statement and other relevant documents are available at no charge on the SEC’s website at www.sec.gov and at www.freeamarin.com. The definitive proxy statement and other relevant documents are also available at no charge by directing a request to Sarissa Capital’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 (Shareholders can call toll-free: (800) 331-7024).  18